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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation of our report dated December 2, 1999 on the financial statements of ADDvantage Media Group, Inc. as of September 30, 1999 and for the nine months ended September 30, 1999 and the year ended December 30, 1998 included in this Form 8-K Current Report of ADDvantage Media Group, Inc. dated December 14, 1999, into ADDvantage Media Group, Inc.'s previously Filed Registration Statement on Form S-8 (File No. 333-12641).


TULLIUS TAYLOR SARTAIN & SARTAIN LLP

December 14, 1999